Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Stone Arcade Acquisition Corporation (the “Company”) on Form 10-Q/A for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger Stone, Chief Executive Officer (Principal Executive and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Signed on this 12th day of December, 2006.

/s/ Roger Stone
Roger Stone
Chairman and Chief Executive Officer
(Principal Executive and Financial Officer)